                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         H. J. Heinz Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

LOGO
H. J. Heinz Company
World Headquarters
600 Grant Street
Pittsburgh, Pennsylvania 15219


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of H.J. Heinz Company to be held at 2 P.M. on Tuesday, September 8, 1998, at Heinz Hall for the Performing Arts, 600 Penn Avenue, Pittsburgh, Pennsylvania.

Information about the business of the meeting and the nominees for election to the Board of Directors is set forth in the formal meeting notice and the Proxy Statement on the following pages.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the session in person, we hope that you will vote on the matters to be considered and sign, date and return your proxy in the enclosed envelope as promptly as possible.


In accordance with our regular practice, a report of annual meeting proceedings, including an account of actions taken, will be sent to you following the meeting.

                           Respectfully yours,

                           /s/ Anthony J. F. O'Reilly
                           Anthony J. F. O'Reilly
                           Chairman of the Board


August 3, 1998

Notice of
Annual Meeting of Shareholders

The Annual Meeting of Shareholders of H. J. Heinz Company will be held at Heinz Hall for the Performing Arts, 600 Penn Avenue, Pittsburgh, Pennsylvania, on Tuesday, September 8, 1998, at 2 P.M. Eastern Daylight Time, for the following purposes:

  (1) To elect 21 directors for a term of one year;

  (2) To elect auditors to audit the financial statements of the Company and certain of its subsidiaries for the fiscal year ending April 28,1999; and

  (3) To consider and act upon such other business as may properly come before the meeting.

Your attention is directed to the accompanying Proxy Statement for a description of matters to be considered at the meeting.

Holders of record as of the close of business on July 17, 1998 of the Company's Common Stock and Third Cumulative Preferred Stock, $1.70 First Series, are entitled to notice of and to vote at the meeting. A list of the shareholders entitled to vote at the meeting will be available for inspection at the meeting for purposes relating to the meeting.

Please sign, date and return the enclosed proxy promptly in the envelope provided, which requires no United States postage. Your compliance with this request will be appreciated and will assist in obtaining a quorum. Such action will not limit your right to vote in person or to attend the meeting.

                                               /s/ Lawrence J. McCabe
                                                   Secretary


August 3, 1998

Table of Contents

                                                                            PAGE
General....................................................................   1
Security Ownership of Management...........................................   2
Board of Directors and Committees of the Board.............................   3
Matters to Be Acted Upon
 1. Election of Directors..................................................   6
 2. Election of Auditors...................................................   9
 3. Other Business.........................................................   9
Executive Compensation.....................................................  10
Report of the Management Development and Compensation Committee
 on Executive Compensation.................................................  13
Performance Graph--Five Fiscal Years (1993-1998)...........................  15
Performance Graph--18 Fiscal Years (1980-1998).............................  16
Additional Information.....................................................  16
Appendix A--Corporate Governance Guidelines................................ A-1

PROXY STATEMENT

GENERAL

This Proxy Statement and the enclosed proxy card are being mailed to you by your Board of Directors starting on or about August 3, 1998. The Company's Board of Directors requests that your shares be represented at the Annual Meeting by the proxies named in the proxy card.

WHO CAN VOTE

You are entitled to vote at the Annual Meeting if the Company's shareholder records on July 17, 1998 showed that you owned the Company's Common Stock or Third Cumulative Preferred Stock, $1.70 First Series (the "Preferred Stock"). As of July 17, 1998, there were 362,430,208 shares of Common Stock and 18,364 shares of Preferred Stock outstanding. Each share of Common Stock has one vote and each share of Preferred Stock has one-half vote. The enclosed proxy card shows the number of shares which you are entitled to vote.

HOW TO VOTE

You may vote in person at the Annual Meeting or by using the enclosed proxy card. The Board of Directors recommends that you vote by proxy even if you plan to attend the meeting.

HOW PROXIES WORK

The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against the other proposal[s] or abstain from voting.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director nominees and the election of auditors.

REVOKING A PROXY

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by notifying the Company's Secretary in writing.

QUORUM

In order to carry on the business of the meeting, there must be a quorum. This means at least a majority of the outstanding shares eligible to vote (with each share of Preferred Stock counting as one-half of a share for purposes of the quorum) must be represented at the meeting, either by proxy or in person.

VOTES NEEDED

The director nominees receiving the highest number of votes will be elected to fill the seats on the Board. Approval of the other proposal[s] requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes and are not considered to be votes cast. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

ATTENDING THE ANNUAL MEETING

All shareholders on July 17, 1998 can attend. If the shares are in your name, check the box on your proxy card and an admission ticket will be mailed to you provided your proxy card is received by September 1, 1998. Otherwise, an admission ticket will be available at the registration desk at the Annual Meeting. If your shares are held through a broker, contact your broker and request that they provide you with evidence of your stock ownership. This documentation, when presented at the registration desk, will allow you to attend the meeting. One admission ticket will permit two persons to attend.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth all equity securities of the Company beneficially owned as of June 30, 1998 by each director, director nominee and by all directors, director nominees and executive officers as a group, being 26 in number.

                               SHARES OF                                        TOTAL SHARES OF
                              COMMON STOCK                                        COMMON STOCK
                            OWNED, EXCLUDING                                   BENEFICIALLY OWNED
                           SHARES SUBJECT TO                                     (INCLUDING THE
                              OPTIONS AND                        SHARES HELD    SHARES LISTED IN      PERCENT
                            SHARES HELD IN A        OPTIONS     IN A FIDUCIARY    THE ADJACENT          OF
          Name           FIDUCIARY CAPACITY (1) EXERCISABLE (2)  CAPACITY (3)     COLUMNS) (4)       CLASS (5)
------------------------ ---------------------- --------------- -------------- ------------------    ---------
Anthony J. F. O'Reilly..        6,202,516                -0-            -0-         6,202,516(6)(7)    1.71%
William R. Johnson......          231,513            812,500            -0-         1,044,013(7)(14)    .29%
William P. Snyder III...           57,615                -0-      4,074,366         4,131,981(8)       1.14%
Joseph J. Bogdanovich...        3,812,501                -0-            -0-         3,812,501(9)       1.05%
Herman J. Schmidt.......            4,800                -0-            -0-             4,800            --
Eleanor B. Sheldon......           11,700                -0-            -0-            11,700            --
Richard M. Cyert........            2,900                -0-            -0-             2,900(10)        --
Samuel C. Johnson.......           50,700                -0-         10,500            61,200(11)        --
Donald R. Keough........            3,164                -0-            -0-             3,164            --
S. Donald Wiley.........          148,742                -0-      3,196,541         3,345,283(12)       .92%
Lawrence J. McCabe......           61,311            300,000            -0-           361,311            --
David R. Williams.......          164,812            625,000            -0-           789,812(14)       .22%
Nicholas F. Brady.......            4,200                -0-            -0-             4,200(13)        --
William C. Springer.....          125,147          1,200,000            -0-         1,325,147           .36%
Edith E. Holiday........            1,500                -0-            -0-             1,500            --
Paul F. Renne...........           40,589            115,000            -0-           155,589(7)         --
Candace K. Bryan........              -0-                -0-            -0-               -0-            --
Mary C. Choksi..........              -0-                -0-            -0-               -0-            --
James M. Zimmerman......            1,000                -0-            -0-             1,000(14)        --
Leonard S. Coleman......              -0-                -0-            -0-               -0-            --
Daniel J. O'Neill.......            1,345                -0-            -0-             1,345            --
Malcolm Ritchie.........              -0-             75,000            -0-            75,000            --
All directors, director
 nominees and executive
 officers as a group....       11,074,157          3,497,500      7,281,407        21,853,064          5.98%

---------
 (1) Shares listed in this column include all shares in which the named individuals and all directors, director nominees and executive officers as a group (other than shares subject to stock options exercisable within 60 days of June 30, 1998 and shares held in a fiduciary capacity as trustee of a trust) have a present beneficial economic interest and also include all shares allocated to the accounts of the named individuals and all directors, director nominees and executive officers as a group under the Company's Employees Retirement and Savings Plan (W. R. Johnson, 7,344; L. J. McCabe, 34,941; D. R. Williams, 14,312; W. C. Springer,
     21,352; P. F. Renne, 30,589; D. J. O'Neill, 1,271; and all directors, director nominees and executive officers as a group, 144,823).

 (2) Represents shares subject to stock options granted under the Company's stock option plans exercisable within 60 days following June 30, 1998.

 (3) Represents shares beneficially owned by the named individual in a fiduciary capacity as a trustee of a trust.

 (4) Shares listed in this column include all shares listed in the adjacent columns. Each person has both sole voting and sole investment power with respect to the shares listed, unless otherwise indicated.

 (5) The percentages represent the total of shares listed in the adjacent column divided by the issued and outstanding shares of Common Stock as of June 30, 1998, plus, where applicable, all stock options granted to the individual or group, as appropriate, under the Company's stock option plans exercisable within 60 days following June 30, 1998. Percentages of less than .1 percent are omitted.

 (6) Includes 148,500 shares held by a corporation which is beneficially owned by Dr. O'Reilly and members of his family and 5,593,416 shares held by another corporation which is beneficially owned by Dr. O'Reilly.

 (7) The shares indicated do not include unallocated shares held by the Company's employee stock ownership plan (the "ESOP"). Such shares are voted or tendered by the trustee in accordance with instructions received from the Investment Committee of the Board of Directors of the Company, unless the Investment Committee delegates this authority to plan participants. Dr. O'Reilly and Messrs. W.R. Johnson and Renne currently serve as members of the Investment Committee. As of June 30, 1998, 609,485 shares of Common Stock were held in the ESOP but not allocated to participants' accounts. Each member of the Investment Committee disclaims having a beneficial economic interest in such shares.

 (8) Mr. Snyder has shared voting power and shared investment power with respect to 4,074,366 shares held by three trusts of which he is co-trustee.

 (9) Includes 3,758,728 shares held by a corporation of which a trust (Mr. Bogdanovich is the sole beneficiary of such trust) owns a securing interest and 8,832 shares held by another trust. Mr. Bogdanovich is the sole beneficiary of such shares, but shares voting power and investment power with respect to these shares.

(10) Includes 2,200 shares of Common Stock owned jointly by Dr. Cyert and his wife.

(11) Includes 10,500 shares of Common Stock held by Mr. Johnson as trustee of the Samuel C. Johnson 1988 Revocable Trust.

(12) Mr. Wiley has shared investment power with respect to the 1,067,951 shares held by the Vira I. Heinz Endowment. Mr. Wiley has shared investment power with respect to 2,128,590 shares held by two trusts, one of which holds 657,000 shares which are included in the 4,074,366 shares referred to in Note (8) above. Mr. Wiley disclaims having a beneficial economic interest in the shares referred to in this note.

(13) Includes 3,000 shares of Common Stock held by a trust of which Mr. Brady is the sole beneficiary.

(14) Represents beneficial ownership as of July 22, 1998.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

During Fiscal Year 1998, the Board of Directors had seven meetings. Each incumbent director of the Company attended at least 80% of the aggregate number of meetings of the Board and committees on which the director served.

The Board has an Executive Committee, which may exercise all of the powers of the Board except as may be limited by resolutions of the Board or by law. The Executive Committee had ten meetings in Fiscal Year 1998. The current members of the Executive Committee are William R. Johnson (Chairman), William C. Springer, David R. Williams, Paul F. Renne and Lawrence J. McCabe. In addition to the Executive Committee, the Board has five other committees.

A description of the principal functions of the committees, the current membership of the committees and the number of meetings held during Fiscal Year 1998 are set forth below:

AUDIT COMMITTEE

Members:       William P. Snyder III (Chairman)
               Herman J. Schmidt
               Eleanor B. Sheldon
               Richard M. Cyert
               Samuel C. Johnson
               Nicholas F. Brady
               Edith E. Holiday
               (all non-employee directors)

Meetings:      Three

Functions:     .  Recommend the firm that the Company should retain as
                  independent accountants.

               . Review the audit and non-audit activities of the Company's independent accountants and internal auditors.

               . Review the Company's internal control systems, accounting policies and financial reporting requirements and practices.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

Members:       Herman J. Schmidt (Chairman)
               William P. Snyder III
               Eleanor B. Sheldon
               Richard M. Cyert
               Samuel C. Johnson
               Donald R. Keough
               (all non-employee directors)

Meetings:      Seven

Functions:     .  Recommend to the Board the selection of the Chief Executive
                  Officer.

               . Review and approve the appointment of corporate officers who report directly to the Chief Executive Officer.

               . Review and approve the compensation of the Chief Executive Officer and the managers reporting to the Chief Executive Officer.

               . Determine the corporate goals and the awards granted under the Company's incentive compensation plan.

               .  Administer the Company's stock option plans.

               . Review and recommend to the Board the organization structure of the Company.

NOMINATING COMMITTEE

Members:       Donald R. Keough (Chairman)
               Herman J. Schmidt
               William P. Snyder III
               Richard M. Cyert
               Nicholas F. Brady
               Edith E. Holiday
               Anthony J. F. O'Reilly
               William R. Johnson

Meetings:
               Two

Functions:
               .  Establish qualifications for potential directors.

               . Consider and recommend prospective candidates for membership on the Board, including any recommendations which are submitted by a shareholder in writing to the attention of the Company's Secretary in accordance with the Company's By-Laws.

INVESTMENT COMMITTEE

Members:       Anthony J. F. O'Reilly (Chairman)
               William R. Johnson
               Paul F. Renne

Meetings:      One

Functions:     .  Monitor the policies and operations of the Company's
                  Employee Benefits Administration Board.

               . Review and monitor the investments of the Company's retirement plans and certain other benefit plans.

PUBLIC ISSUES AND SOCIAL RESPONSIBILITY COMMITTEE

Members:       Eleanor B. Sheldon (Chairman)
               Anthony J. F. O'Reilly
               Herman J. Schmidt
               Richard M. Cyert
               Joseph J. Bogdanovich
               S. Donald Wiley
               Edith E. Holiday

Meetings:      One

Functions:     .  Review and monitor the policies and actions of the Company relating to major issues of public concern, including:
                   -- equal employment opportunity
                   -- environmental
                   -- occupational health and safety
                   -- public health and nutrition
                   -- charitable and political contributions

               . Consider the significant social impact of corporate activities.

               . Bring to the attention of management major issues of public concern that may require special attention or action.

DIRECTOR COMPENSATION

Non-employee directors receive:

  .$30,000 in cash and 300 shares of common stock annually;
  .$1,500 for each Board and committee meeting attended; and .an additional $3,000 or $5,000 annually if they are the chairman of a committee.

Employee directors receive no additional compensation for serving on the Board or any committee.

Non-employee directors may defer some or all of their cash compensation and receive the amount deferred together with interest (calculated periodically at the prime rate) at a later date.

As part of the Company's overall program to promote charitable giving, the Company has maintained a charitable award program funded by insurance policies on the lives of the Company's directors who were not full-time employees and who were members of the Board of Directors prior to 1995. Under the program, following the death of a director, the Company will donate $1,000,000 to qualifying charitable organizations recommended by the director and approved by the Company. In addition, the Company has had a similar program for directors who were executive officers and certain other key employees of the Company as of November 1, 1989. The Company will be reimbursed from the proceeds of the life insurance policies. Participants derive no financial benefit from these programs.

A director who has served as such for five or more years while not a full-time employee of the Company will be paid, upon retirement on or after age 70, a pension benefit for life equivalent to the annual retainer in effect at the time of the director's retirement.

MATTERS TO BE ACTED UPON

1. ELECTION OF DIRECTORS
(Item 1 on proxy card)

The Board of Directors has nominated the following 21 nominees for election as directors at the Annual Meeting of Shareholders. Each director to be elected will serve until the next Annual Meeting of Shareholders or until a successor is elected and shall qualify. In the event that any of the nominees should become unable or unwilling to serve as a director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors. It is not anticipated that any of the nominees will be unable or unwilling to serve as a director.

INFORMATION REGARDING NOMINEES FOR ELECTION OF DIRECTORS

A brief statement of the business experience and positions with the Company for the past five years, a listing of certain other directorships for each person nominated to become a director of the Company and their ages (as of September 8, 1998) are set forth on the following pages.

          NAME                          BUSINESS EXPERIENCE AND AGE
          ----                          ---------------------------
 Anthony J. F. O'Reilly Chairman of the Board of H. J. Heinz Company since March
                        11, 1987; Chairman, President and Chief Executive Officer
                        from March 11, 1987 until April 30, 1998; President and
                        Chief Executive Officer from July 1, 1979 until March 10,
                        1987; director of the Company since 1971; 62.
 William R. Johnson     President and Chief Executive Officer of H. J. Heinz
                        Company since April 30, 1998; President and Chief
                        Operating Officer from June 12, 1996 until April 29, 1998;
                        Senior Vice President from September 8, 1993 until June
                        12, 1996; President and Chief Executive Officer of Star-
                        Kist Foods, Inc. from September 8, 1993 until June 12,
                        1996; director of the Company since 1993; director of
                        Cincinnati Financial Corporation, Amerada Hess Corporation
                        and PNC Bank Corp.; 49.
 William P. Snyder III  President of The Wilpen Group, Inc. since 1986; director of the Company since 1961; 80.
 Herman J. Schmidt      Independent businessman; director of the Company since
                        1977; 81.
 Eleanor B. Sheldon     Social Scientist; director of the Company since 1979; 78.
 Richard M. Cyert       Professor of Economics and Management, Carnegie Mellon
                        University since 1990 and President Emeritus of Carnegie
                        Mellon University since 1990; director of the Company
                        since 1984; 77.
 Samuel C. Johnson      Nonexecutive Chairman of the Board of S. C. Johnson & Son,
                        Inc. since January 1994; Chairman of S. C. Johnson & Son,
                        Inc. from 1988 to January 1994; director of the Company
                        since 1988; director and chairman of Johnson Worldwide
                        Associates, Inc., director of Deere & Company and Mobil
                        Corporation; 70.

        NAME                          BUSINESS EXPERIENCE AND AGE
        ----                          ---------------------------
 Donald R. Keough    Chairman of the Board of Allen & Company Incorporated since
                     April 1993; Chairman of the Board of Excalibur Technologies
                     Corporation since June 1996; Adviser to the Board of
                     Directors of The Coca-Cola Company from April 1993 until
                     April 1998; President, Chief Operating Officer and a director
                     The Coca-Cola Company from 1981 until April 1993; director of the Company since 1990; director of The Home Depot, Inc., The
                     Washington Post Company and McDonald's Corporation; 72.
 S. Donald Wiley     Vice Chairman of the H. J. Heinz Company Foundation since
                     October 1990; Trustee of the Vira I. Heinz Endowment;
                     director of the Company from 1972 until September 30, 1990 and since his reelection in 1991; 71.
 Lawrence J. McCabe  Senior Vice President, General Counsel and Secretary of H. J.
                     Heinz Company since November 1, 1997; Senior Vice President--
                     General Counsel from June 12, 1991 to October 30, 1997;
                     director of the Company since 1991; 63.
 David R. Williams   Executive Vice President of H. J. Heinz Company since June
                     12, 1996 and in charge of Heinz operations in Latin America,
                     India, Pakistan, southern Africa and the Pacific Rim;
                     Executive Vice President--Finance and Chief Financial Officer
                     from June 12, 1996 to September 13, 1996; Senior Vice
                     President--Finance and Chief Financial Officer from August 1,
                     1992 until June 12, 1996; director of the Company since 1992;
                     55.
 Nicholas F. Brady   Chairman of the Board and President of Darby Advisors, Inc.
                     since February 1993, Chairman of Darby Overseas Investments,
                     Ltd. since February 1994, Chairman of Darby Emerging Markets
                     Investments LDC since November 1994, Chairman of Darby Chile
                     Fund, LLC and Darby Chile Holdings, Ltd. since February 1996;
                     Secretary of the United States Department of Treasury from
                     September 1988 until January 1993; director of the Company since 1993 (formerly a director of the Company from June 1987 until September 1988); director of Christiana Companies,
                     Inc., Amerada Hess Corporation and various Templeton Mutual
                     Funds; 68.
 William C. Springer Executive Vice President of H. J. Heinz Company since June
                     12, 1996 and in charge of Heinz U.S.A., Heinz Canada, Weight
                     Watchers International and Heinz Bakery Products; Senior Vice
                     President from September 8, 1993 until June 12, 1996;
                     President--Heinz North America from June 1992 until September
                     1993; director of the Company since 1993; director of Everen
                     Capital Corporation; 58.
 Edith E. Holiday    Attorney; Assistant to the President of the United States and
                     Secretary of the Cabinet from June 1990 to January 1993;
                     General Counsel United States Department of the Treasury from
                     1989 to June 1990; director of the Company since 1994;
                     director of Hercules Incorporated, Amerada Hess Corporation,
                     Beverly Enterprises, Inc. and director or trustee of various investment companies in the Franklin Templeton group of
                     mutual funds; 46.
 Paul F. Renne       Executive Vice President and Chief Financial Officer of H. J.
                     Heinz Company since June 11, 1997; Senior Vice President--
                     Finance and Chief Financial Officer from September 13, 1996 to June 11, 1997; Vice President--Treasurer from October 1,
                     1986 to September 13, 1996; director of the Company since
                     1997; 55.

          NAME                          BUSINESS EXPERIENCE AND AGE
          ----                          ---------------------------
 Candace K. Bryan        Chairman of the Board and Chief Executive Officer of
                         Kendle International Inc. since 1981; director of the
                         Company since April 1998; 51.
 Mary C. Choksi          Managing Director of Strategic Investment Partners, Inc.
                         and Emerging Markets Investors Corporation since 1987;
                         director of the Company since July 1998; 47.
 James M. Zimmerman      Chairman of the Board and Chief Executive Officer of
                         Federated Department Stores, Inc. since May 1997;
                         President and Chief Operating Officer of Federated
                         Department Stores, Inc. from 1988 until May 1997;
                         director of the Company since July 1998; director of
                         Federated Department Stores, Inc. and The Chubb Insurance
                         Corporation; 54.
 Leonard S. Coleman, Jr. President of The National League of Professional Baseball
                         Clubs since March 1994; Executive Director, Market
                         Development of Major League Baseball from 1992 until
                         March 1994; director of Beneficial Corporation, Omnicom
                         Group Inc., New Jersey Resources Corp., Avis Rent A Car,
                         Inc., Cendant Corporation and Owens-Corning; 49.
 Daniel J. O'Neill       Executive Vice President of H.J. Heinz Company and
                         President and Chief Executive Officer of Star-Kist Foods,
                         Inc. from January 6, 1997; Vice President of Campbell
                         Soup Company from January 1994 to January 5, 1997; Group
                         Vice President of S. C. Johnson & Son, Inc. from January
                         1990 to January 1994; 46.
 Malcolm Ritchie         Executive Vice President and President--Europe of H.J.
                         Heinz Company since May 1, 1998; Vice President European
                         Grocery and Foodservice of H.J. Heinz Company, Ltd. from
                         May 1, 1997 to May 1, 1998; Managing Director of H.J.
                         Heinz Company Ltd. from August 15, 1994 to May 1, 1997;
                         Chief Executive of Hillsdown European Ambient Foods
                         Group--Hillsdown Holdings plc from March 1993 to July
                         1994; 44.

CERTAIN BUSINESS RELATIONSHIPS AND AGREEMENTS

Dr. O'Reilly is Chairman of the Dublin, Ireland law firm of Matheson Ormsby Prentice. Matheson Ormsby Prentice provided legal services to the Company during fiscal year 1998 and it is anticipated that it will continue to provide legal services to the Company in the future.

On December 2, 1997, the Company and Dr. O'Reilly entered into an agreement (the "Agreement") providing for Dr. O'Reilly's continued service as Chairman of the Board of Directors of the Company until the date of the Company's annual meeting of shareholders in September 2000. In addition to serving as Chairman, Dr. O'Reilly will consult with Company executives and other directors and provide such other services as he and the Company may mutually agree, provided such services shall not include responsibility for the day to day operations of the Company, which shall be the responsibility of the President and Chief Executive Officer of the Company.

After his retirement as an employee of the Company on April 30, 1998, the Company will pay Dr. O'Reilly an annual fee of not less than $500,000. In addition, during the term of the Agreement, Dr. O'Reilly will be eligible to receive an annual bonus in such amounts as may be determined by the Management Development and Compensation Committee in its sole discretion. The Agreement also provides that Dr. O'Reilly's options to purchase 750,000 shares of the Company's Common Stock will continue to vest and be exercisable pursuant to the terms as originally granted, except that, if during the term of the Agreement, Dr. O'Reilly should cease to be Chairman of the Board for any reason, any unvested options will become fully vested. Dr. O'Reilly will continue to participate in all benefit plans and programs of the Company (other than the Company's retirement plans) on a basis consistent with the plans. Also, Dr. O'Reilly will have access to the Company's aircraft for travel in connection with the performance of his duties as Chairman of the Board and will be provided office facilities and secretarial and staff services.

If the Agreement is terminated by the Company without "cause" or by Dr. O'Reilly for "Good Reason," Dr. O'Reilly will be entitled to receive the benefits described above and a lump-sum payment in cash equal to the aggregate annual fee and bonus (defined as an amount equal to the highest bonus paid to Dr. O'Reilly by the Company in any of the last three full fiscal years preceding the date of termination) that Dr. O'Reilly would have received for the remaining term of the Agreement or one year, whichever is greater.

Effective April 28, 1998, Joseph Bogdanovich retired from his executive position as Vice Chairman of the Company. Mr. Bogdanovich, a director of the Company since 1963, has not been nominated for election at the Annual Meeting, but will continue to serve the Company as Vice Chairman Emeritus. For his services, the Company will pay Mr. Bogdanovich an annual $100,000 consultancy fee and provide him with office space, secretarial and staff services, the use of automobiles and reimbursement of travel and other expenses.

On November 20, 1995, the H. J. Heinz Company Consolidated Retirement and Pension Plan Fund ("Heinz Plan") committed to invest, on a call basis, up to U.S. $5 million in limited partner interests of Darby Emerging Markets Fund, L.P. ("Darby Fund"), a Cayman Islands limited partnership. Darby Overseas Partners, L.P. ("Darby Overseas"), a Delaware limited partnership in which Mr. Brady is a limited partner, is also a limited partner of Darby Fund. In addition, Mr. Brady is Chairman and a shareholder of Darby Overseas Investments, Ltd. ("General Partner"), a Delaware corporation that serves as general partner of Darby Overseas. Mr. Brady also serves as Chairman of Darby Emerging Markets Investments LDC ("Darby Emerging Markets"), a Cayman Islands limited duration company that serves as general partner of Darby Fund. Darby Overseas and the General Partner own 99% and 1%, respectively, of the capital stock of Darby Emerging Markets. Through its ownership of Darby Emerging Markets, Darby Overseas may receive performance-based distributions from Darby Fund in the future. Darby Overseas serves as advisor to Darby Fund. The Heinz Plan, through Darby Emerging Markets, pays Darby Overseas annual compensation for such advisory services equal to 2% of the Heinz Plan's U.S. $5 million capital commitment to Darby Fund.

2. ELECTION OF AUDITORS
(Item 2 on proxy card)

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE FIRM OF PRICEWATERHOUSECOOPERS LLP AS THE AUDITORS TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY AND CERTAIN OF ITS SUBSIDIARIES FOR THE FISCAL YEAR ENDING APRIL 28, 1999.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

3. OTHER BUSINESS

The Board of Directors does not intend to present any business at the Annual Meeting not described in this Proxy Statement. The enclosed proxy form confers upon the persons designated to vote the shares represented thereby discretionary authority to vote such shares in accordance with their best judgment with respect to all matters that may come before the Annual Meeting in addition to the scheduled items of business, including any shareholder proposal omitted from the Proxy Statement and form of proxy pursuant to the rules of the Securities and Exchange Commission and matters incident to the conduct of the Annual Meeting. As of June 20, 1998, the Board of Directors was not aware of any other matter that may properly be presented for action at the Annual Meeting, but the enclosed proxy confers the same discretionary authority with respect to any such other matter.

EXECUTIVE COMPENSATION

The following tables and accompanying text present the compensation of the Company's five most highly compensated executive officers in the fiscal year ended April 29, 1998.

SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                               -------------------------------- ------------------------------------
                                                                 AWARDS (2)    PAYOUTS
                                                                ------------- ---------
                                                                                LONG
                                                      OTHER      SECURITIES     TERM
                                                      ANNUAL     UNDERLYING   INCENTIVE  ALL OTHER
        NAME AND                SALARY    BONUS    COMPENSATION    OPTIONS     PAYOUTS  COMPENSATION
   PRINCIPAL POSITION     YEAR   ($)       ($)        ($)(1)    (NO. AWARDED)    ($)       ($)(3)
------------------------  ---- -------- ---------- ------------ ------------- --------- ------------
A. J. F. O'Reilly         1998 $806,370 $2,222,635   $226,480           -0-   $     -0-   $233,256
Chairman and CEO(4)       1997  777,941  1,399,676    227,837       750,000         -0-    511,008
                          1996  741,511  1,823,689    170,988           -0-         -0-    364,355
W. R. Johnson             1998  541,667  1,598,153    140,863     1,000,000         -0-    153,968
President and COO(4)      1997  480,919    977,104      --          500,000         -0-     98,517
                          1996  368,684    829,225      --              -0-         -0-     86,459
L. Ribolla                1998  469,340    708,714      --              -0-         -0-        -0-
Executive Vice President  1997  440,419    638,653      --          350,000         -0-        -0-
and President-Heinz       1996  368,684    829,225      --              -0-         -0-        -0-
Europe(4)
W. C. Springer            1998  465,000    769,407      --              -0-         -0-     29,552
Executive Vice President  1997  439,252    672,006    59,254        350,000         -0-    164,516
                          1996  368,684    829,225      --              -0-         -0-    111,112
D. R. Williams            1998  406,457    694,581    79,083            -0-         -0-    128,936
Executive Vice President  1997  380,651    611,900      --          350,000         -0-    135,549
                          1996  322,080    724,734      --              -0-         -0-     90,206

---------
(1) Includes $150,000 for personal financial counseling for Dr. O'Reilly and $56,277 and $33,842 for club membership and dues used by Messrs. Johnson and Williams, respectively, in connection with business entertainment and customer relations.

(2) No awards of restricted stock were made to the named executive officers during the period covered by the Summary Compensation Table.

(3) Includes for Dr. O'Reilly and Messrs. Johnson, Springer and Williams, respectively, the following: (i) amounts contributed by the Company under the Employees Retirement and Savings Plan, $23,952, $141,489, $21,660 and $118,061; (ii) amounts attributable to "split dollar" life insurance provided by the Company, $122,912, $6,850, $5,274 and $5,246; and (iii)
    the portion of interest accrued (but not currently paid or payable) on deferred compensation above 120% of the applicable federal long-term rate, $86,392, $5,629, $2,618 and $5,629.

(4) Effective April 30, 1998, Dr. O'Reilly became the non-executive Chairman of the Board of the Company and Mr. Johnson became President and Chief Executive Officer. Also, Mr. Ribolla retired from his positions as an executive officer and board member, effective April 30, 1998.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                         GRANT DATE
                           INDIVIDUAL GRANTS                               VALUE
------------------------------------------------------------------------ ----------
                                       PERCENT OF
                       NUMBER OF     TOTAL OPTIONS                       GRANT DATE
                   SHARES UNDERLYING   GRANTED TO   EXERCISE              PRESENT
                    OPTIONS GRANTED    EMPLOYEES      PRICE   EXPIRATION   VALUE
      NAME              (#)(1)       IN FISCAL YEAR ($/SHARE)    DATE      ($)(6)
-----------------  ----------------- -------------- --------- ---------- ----------
A. J. F. O'Reilly           -0-            N/A           N/A       N/A          N/A
W. R. Johnson           400,000(2)       13.4%      $58.5625    4/7/08   $6,333,403
                        200,000(3)        6.7%      $58.5625    4/7/08   $2,615,788
                        200,000(4)        6.7%      $58.5625    4/7/08   $2,113,075
                        200,000(5)        6.7%      $58.5625    4/7/08   $1,764,552
L. Ribolla                  -0-            N/A           N/A       N/A          N/A
W. C. Springer              -0-            N/A           N/A       N/A          N/A
D. R. Williams              -0-            N/A           N/A       N/A          N/A

---------
(1) All options were granted on April 8, 1998 pursuant to the terms of the Company's 1996 Stock Option Plan and have identical terms other than with respect to vesting.

(2) Options will vest on April 8, 1999.

(3) Options will vest on the earliest to occur of: (i) the date the closing price of the Company's Common Stock has equaled or exceeded for the tenth consecutive trading day $70 per share, provided the first day of such ten-day period is on or before April 8, 2001; (ii) the date the closing price of the Company's Common Stock has equaled or exceeded for the tenth consecutive trading day $85 per share, provided the first day of such ten-day period is on or before April 8, 2002; (iii) the date the closing price of the Company's Common Stock has equaled or exceeded for the tenth consecutive trading day $100 per share, provided the first day of such ten-day period is on or before April 8, 2003; or (iv) April 8, 2006; provided that if such date specified in (i), (ii) or (iii) is prior to April 8, 1999, then such options will not vest until April 8, 1999.

(4) Options will vest on the earliest to occur of: (i) the date the closing price of the Company's Common Stock has equaled or exceeded for the tenth consecutive trading day $85 per share, provided the first day of such ten-day period is on or before April 8, 2002; (ii) on the date the closing price of the Company's Common Stock has equaled or exceeded for the tenth consecutive trading day $100 per share, provided the first day of such ten-day period is on or before April 8, 2003; or (iii) April 8, 2006; provided that if such date specified in (i) or (ii) is prior to April 8, 1999, then such options will not vest until April 8, 1999.

(5) Options will vest on the earliest to occur of: (i) the date the closing price of the Company's Common Stock has equaled or exceeded for the tenth consecutive trading day $100 per share, provided the first day of such ten-day period is on or before April 8, 2003; or (ii) April 8, 2006; provided that if such date specified in (i) is prior to April 8, 1999, then such options will not vest until April 8, 1999.

(6) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the option grants reflected in the above table include the following: (i) exercise price on the options ($58.5625) equal to the fair market value of the underlying stock on the date of grant; (ii) expected option term of ten years; (iii) dividend yield of 2.15%; (iv) a risk-free interest rate of 5.6%; and (v) volatility of 22.6%.

  The ultimate values of the options will depend on the future market price of the Company's Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Common Stock over the exercise price on the date the option is exercised.

AGGREGATED OPTION/SAR EXERCISES IN 1998 FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUE

                                                  NUMBER OF SECURITIES
                                                 UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                      OPTIONS/SARS        IN-THE-MONEY OPTIONS/SARS
                                                   AT FISCAL YEAR-END     AT FISCAL YEAR-END ($)(2)
                                                ------------------------- -------------------------
                   ACQUIRED ON       VALUE
      NAME         EXERCISE (#) REALIZED ($)(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
-----------------  ------------ --------------- ----------- ------------- ----------- -------------
A. J. F. O'Reilly   1,125,000     $34,781,288          -0-      750,000   $       -0-  $16,078,125
W. R. Johnson         323,000       7,345,709      862,500    1,500,000    26,216,423   10,718,750
L. Ribolla            720,000      22,532,514      350,000          -0-     7,503,125          -0-
W. C. Springer        225,000       7,943,758    1,200,000      350,000    36,112,515    7,503,125
D. R. Williams        300,000       9,196,560      675,000      350,000    21,079,710    7,503,125


---------
(1) The "Value Realized" is equal to the fair market value on the date of exercise, less the exercise price, times the number of shares acquired. No SARs were exercised during the last fiscal year.

(2) The "Value of Unexercised In-the-Money Options at Fiscal Year-End" is equal to $53.3125, the fair market value of each share underlying the options at April 29, 1998, less the exercise price, times the number of options.

RETIREMENT BENEFITS

Most full-time salaried employees in the United States who were hired before January 1, 1993 are entitled to retirement benefits from Plan A of the H. J. Heinz Company Employees' Retirement System ("Plan A"). Benefits are based on credited service and five-year average eligible compensation through December 31, 1992, the date on which Plan A was frozen.

The Company has a Supplemental Executive Retirement Plan (the "SERP") which provides additional retirement benefits for eligible executives, including the executive officers named in the Summary Compensation Table. The SERP was adopted in order to attract and retain executives, and to compensate them for reductions in benefits due to limitations imposed by the Internal Revenue Code. The SERP benefit is a lump sum equal to a multiple of the employee's final average eligible compensation during any five of the last ten years prior to retirement. It is reduced by (i) the lump sum value of the Plan A benefit (if any), and (ii) the value of the employee's Age-Related Company Contribution Account under the Employees Retirement and Savings Plan and the Employees Retirement and Savings Excess Plan.

Compensation for the fiscal year ended April 29, 1998 included in the earnings base under the SERP for each of the executive officers named in the Summary Compensation Table is as follows: A. J. F. O'Reilly $3,029,005, W. R. Johnson $2,139,820, L. Ribolla $1,178,054, W. C. Springer $1,234,407 and D. R.
Williams $1,101,038. The following table shows the annual pension equivalent of the estimated maximum retirement benefits payable to the above named executive officers under the Company's qualified retirement plans and the SERP at age 65, with the indicated number of credited years of service and amount of eligible compensation. The amounts in the table are not subject to reduction for Social Security.

                                       YEARS OF SERVICE
                     ----------------------------------------------------
 AVERAGE EARNINGS
   HIGH FIVE OF
  LAST TEN YEARS
PRIOR TO RETIREMENT     15        20         25         30         35
-------------------  --------- --------- ---------- ---------- ----------
    $1,000,000       $ 288,434 $ 336,506 $  384,578 $  432,651 $  480,723
     1,100,000         317,277   370,157    423,036    475,916    528,795
     1,300,000         374,964   437,458    499,952    562,446    624,940
     1,500,000         432,651   504,759    576,868    648,976    721,085
     2,100,000         605,711   706,663    807,615    908,566  1,009,518
     2,300,000         663,398   773,964    884,530    995,097  1,105,663
     2,500,000         721,085   841,265    961,446  1,081,627  1,201,808
     2,700,000         778,771   908,566  1,038,362  1,168,157  1,297,952
     3,000,000         865,301 1,009,518  1,153,735  1,297,952  1,442,169
     3,300,000         951,832 1,110,470  1,269,109  1,427,747  1,586,386
     3,600,000       1,038,362 1,211,422  1,384,482  1,557,543  1,730,603

As of April 29, 1998, the years of service for Dr. O'Reilly and Messrs. Johnson, Ribolla, Springer and Williams were, as rounded to the nearest full year, 29, 16, 31, 24, and 30, respectively.

REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Management Development and Compensation Committee (the "Committee"), which is made up of six non-employee directors, oversees the administration of total compensation for senior Company executives. The Company's executive compensation programs are designed to provide payment for performance of assigned accountabilities and reward for the achievement of predetermined goals which contribute to corporate earnings, with the objective of enhancing shareholder value. Performance goals for the executive officers are established by the Committee.

COMPONENTS OF COMPENSATION

The Company's executive compensation program has three components: base salary, annual incentive award and stock options.

The Committee periodically compares total compensation levels for the Company's senior executives to the compensation paid to executives of a peer group of companies (the "Peer Group"). The Peer Group is comprised of 21 leading international consumer products companies which are, on average, similar to the Company in terms of sales, assets, and total stock market capitalization. The chosen "Peer Group" includes 10 of the 12 other companies which comprise the Standard & Poor's Foods Group Index in the Performance Graphs on pages 15 and 16. The Committee believes that the Peer Group represents the Company's most direct competitors for executive talent.

The Committee also calls upon Hewitt Associates, an independent compensation consultant, for consultation and survey information related to executive compensation.

BASE SALARY

The Company's policy is to provide a base salary at a median level when compared with base salaries of the Peer Group. In many cases, base salaries of the Company's executive officers have been below the median for base salaries of executive officers of the Peer Group. The Company did not adjust Dr. O'Reilly's base salary during the fiscal year. However, during the year salary action was taken for several executive officers. The average rate of increase for those officers was 5.7%. The Committee intends to continue to target base salaries at the competitive median.

ANNUAL INCENTIVE

Annual incentives were paid to the executive officers, senior management and large groups of salaried employees around the world under the Incentive Compensation Plan approved by shareholders in September 1994. That plan focuses the Company's management on clear performance measures aligned with the creation of shareholder value. The performance measures used in Fiscal Year 1998 were earnings per share ("EPS") for the Company and operating income for the business units.

Annual incentive awards under the Incentive Compensation Plan are intended to reward key executives for achieving targeted levels of performance by providing annual awards at target performance which, when added to base salary, produce total cash compensation around the 75th percentile of total cash compensation of the Peer Group. When performance results exceed targeted levels of performance, the Incentive Compensation Plan is intended to provide awards which, when added to base salary, produce total cash compensation above the 75th percentile of the Peer Group and, in the case of outstanding performance, near the 90th percentile of the Peer Group.

Awards to Dr. O'Reilly and Mr. Johnson were based on the Company having exceeded the earnings per share target approved by the Committee at the beginning of the fiscal year. The other executive officers awards were predicated on a 50:50 weighting between the corporate EPS goal and the operating income performance of their respective business units.

The total of Dr. O'Reilly's base salary payments ($806,370) in Fiscal Year 1998 plus the fiscal year 1998 incentive ($2,222,635) on a size adjusted basis lies in the upper quartile of chief executives of the Peer Group.

STOCK OPTIONS

The Committee reaffirms its belief that stock options should continue to be a major part of the Company's executive compensation program. Stock options emphasize the objective of increasing shareholder value and encouraging share ownership for management in accordance with established guidelines. In April of 1998 a grant of 1,000,000 options was made to William R. Johnson in recognition of his moving into the role of Chief Executive Officer. Sixty percent of the options for Mr. Johnson will vest in eight years; however, these options will vest sooner based on Heinz stock achieving specific price targets. (See page 11 for further information on these options.) Dr. O'Reilly received no stock options during the 1998 fiscal year. There is no established grant cycle for executive officers; rather grants are made on an intermittent basis reflecting a discretionary assessment of future contributions to the longer term growth of the Company and the need to provide a competitive retention incentive.

TAX DEDUCTIBILITY OF EXECUTIVE OFFICER COMPENSATION

Section 162(m) of the Internal Revenue Code ("Section 162(m)") generally limits the corporate tax deduction for compensation paid to the executive officers named in the Summary Compensation Table on page 10 to $1,000,000 each, unless certain requirements are met. The Committee has carefully considered the impact of this tax code provision and its normal practice is to take such action as is necessary to preserve the Company's tax deduction to the extent consistent with the Company's compensation policies.

The Company stock option plans and the Incentive Compensation Plan all comply with the requirements of Section 162(m). Accordingly, all payments made to the covered executive officers qualify for the corporate tax deduction.

The Committee believes these executive compensation policies and programs effectively serve the interests of shareholders and the Company and are appropriately balanced to provide increased motivation for executives to contribute to the Company's future success.

HERMAN J. SCHMIDT, Chairman                  RICHARD M. CYERT
WILLIAM P. SNYDER III                        SAMUEL C. JOHNSON
ELEANOR B. SHELDON                           DONALD R. KEOUGH



PERFORMANCE GRAPH--FIVE FISCAL YEARS (1993-1998)

The following graph compares the cumulative total shareholder return on the Company's Common Stock over the five preceding fiscal years with the cumulative total shareholder return on the Standard & Poor's 500 Stock Index and the return on the Standard & Poor's Foods Group Index, assuming an investment of $100 in each at their closing prices on April 28, 1993 and reinvestment of dividends.

                        PERFORMANCE GRAPH APPEARS HERE


                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
              AMONG H.J. HEINZ, S&P 500 INDEX AND S&P FOODS INDEX

Measurement period
(Fiscal year Covered)          HEINZ             S&P 500             S&P FOODS
---------------------        --------            -------             ---------
Measurement PT -
4/28/1993                    $100                $100                $100

FYE  4/28/1994               $ 96                $100                $ 99
FYE  4/28/1995               $127                $126                $125
FYE  4/28/1996               $156                $162                $146
FYE  4/28/1997               $198                $202                $193
FYE  4/28/1998               $261                $281                $257


PERFORMANCE GRAPH--18 FISCAL YEARS (1980-1998)

The following graph compares the cumulative shareholder return on the Company's Common Stock over the 18 preceding fiscal years with the cumulative total shareholder return on the Standard & Poor's 500 Stock Index and the return on the Standard & Poor's Foods Group Index, assuming an investment of $100 in each at their closing prices on April 30, 1980 and reinvestment of dividends. Dr. O'Reilly served as Chief Executive Officer of the Company from July 1, 1979 until April 30, 1998.

                        PERFORMANCE GRAPH APPEARS HERE


                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
              AMONG H.J. HEINZ, S&P 500 INDEX AND S&P FOODS INDEX

Measurement period
(Fiscal year Covered)        H.J. Heinz          S&P 500             S&P Foods
---------------------        ----------          -------             ---------
FYE  4/28/1981               $  150              $  132              $  133
FYE  4/28/1982               $  190              $  123              $  155
FYE  4/28/1983               $  263              $  178              $  212
FYE  4/28/1984               $  318              $  187              $  246
FYE  4/28/1985               $  445              $  215              $  325
FYE  4/28/1986               $  806              $  295              $  583
FYE  4/28/1987               $  847              $  367              $  724
FYE  4/28/1988               $  856              $  352              $  745
FYE  4/28/1989               $1,071              $  425              $1,056
FYE  4/28/1990               $1,377              $  478              $1,201
FYE  4/28/1991               $1,706              $  562              $1,616
FYE  4/28/1992               $1,677              $  629              $1,702
FYE  4/28/1993               $1,709              $  689              $1,790
FYE  4/28/1994               $1,636              $  731              $1,767
FYE  4/28/1995               $2,163              $  865              $2,241
FYE  4/28/1996               $2,667              $1,114              $2,614
FYE  4/28/1997               $3,385              $1,392              $3,463
FYE  4/28/1998               $4,453              $1,933              $4,442


ADDITIONAL INFORMATION

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership of any securities of the Company.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended April 29, 1998, all required filings were made on a timely basis, except for one report that was inadvertently filed late by John Crawshaw, Area Vice President--Pacific Rim, who is based in New Zealand.

RESPONSIBILITIES OF THE BOARD OF DIRECTORS

Included in Appendix A are the Corporate Governance Guidelines adopted by the Board of Directors.

SHAREHOLDER PROPOSALS

Section 14a-8 of the Exchange Act contains the rules for including a shareholder proposal in the Company's proxy statement and on the related form of proxy. The deadline for submitting a shareholder proposal pursuant to Rule 14a-8 for the Company's 1999 Annual Meeting is April 5, 1999. Shareholder proposals outside the process provided in Rule 14a-8 are not required to be included in the Company's proxy statement and form of proxy, but may be presented at the Annual Meeting scheduled for September 8, 1999 if the proposal is received by the Company no later than June 19, 1999. All shareholder proposals should be sent to the attention of the Company's Secretary.

PROXY SOLICITATION

In addition to this mailing, the Company's employees or agents may solicit proxies personally, by mail, electronically or by telephone. The Company pays the costs of soliciting this proxy, including the fees of D.F. King & Co., estimated to be $18,000 plus expenses, for their assistance in the solicitation of proxies. The Company also reimburses brokers and other nominees for their expenses in forwarding the proxy statements and other materials to shareholders.

ANNUAL REPORT

The Annual Report to Shareholders covering the Company's fiscal year ended April 29, 1998 has been mailed together with the proxy solicitation material. The Annual Report does not form any part of the material for the solicitation of proxies.

Lawrence J. McCabe
Senior Vice President,
General Counsel and Secretary

Dated: August 3, 1998

                                                                     APPENDIX A

                        CORPORATE GOVERNANCE GUIDELINES

       RESPONSIBILITIES OF THE BOARD OF DIRECTORS OF H. J. HEINZ COMPANY

  The H. J. Heinz Company (the "Company") is primarily an economic institution offering quality products and services for the public at reasonable cost. It must be skillfully managed to provide: (1) a return to shareholders on their investment, (2) employment opportunities, career advancement and work satisfaction for employees, and (3) capital expansion and development of market opportunities.

  Directors are elected by the shareholders and represent the shareholders as owners of the Company. Directors have a prime responsibility to assure the success and continuity of the business and the conduct of its activities in a responsible and ethical manner.

  The Directors shall maintain relationships with management that are supportive, objectively analytical and critical of performance. In their capacity as Directors they monitor but do not participate in the day-to-day management of the business. The Directors will endeavor to assure that the Company is sensitive and responsible to issues of public interest and encourage management to give proper regard to such issues in policy formulation and decision making. Further, the Directors recognize that the Company shares the common interests of the communities it serves and supports efforts contributing to the improvement of the quality of life.

  More detailed descriptions of these responsibilities and sources of recommendation are described below:

  1. Select and elect the Chief Executive Officer and delegate to him the authority and responsibility to manage the Company (Recommendation from the Management Development and Compensation Committee, which shall be composed entirely of outside directors.)

  2. Elect all corporate officers and approve the appointment of others who may report directly to the Chief Executive Officer. Determine that a satisfactory system is in effect for training, development, and orderly succession of top managers throughout the Company.

  3. Through its Management Development and Compensation Committee, review and approve the management compensation structure and incentive compensation systems of the Company. Review and approve base salaries, incentive payments, stock options, and fringe benefits for the Chief Executive Officer and those eligible managers reporting to the Chief Executive Officer.

  4. Review and approve the specific annual and long-term financial goals of the Company and monitor financial performance against goals.

  5. Receive and review reports on the trading results of the Company, its profitability, and its financial condition.

  6. Assure that a sound financial structure is in place to finance current and future operations.

  7. Review and approve the plan of organization structure of the Company and World Headquarters offices.

   8. Review and approve corporate objectives and strategies including:

    .  Entering a significant new line of business.

    .  Abandoning a significant present line of business.

    .  Acquisition of or merger with another corporation or other entity.

    . Capital appropriations of over $10,000,000 and real property dispositions over $10,000,000.

    . Overall capital structure of the consolidated corporation (equity and long-term debt) and debt guarantee policies. (Recommendation from the Chief Executive Officer and the Chief Financial Officer.)

   9. Review recommendations for dividend payments and declare dividends. (Recommendation from the Chief Financial Officer and Chief Executive Officer.)

  10. Monitor Company performance using a management information system provided by the Chief Executive Officer and approved by the Board in the following areas:

    .  Financial performance of the Company.

    . Compliance with all major national, foreign, state, and local laws affecting the enterprise.

    The Board will consider causes of significant deficiencies in financial performance and review and act upon recommendations from the Company's public accountants and the Audit Committee.

  11. Appoint appropriate committees to administer employee benefit plans and related investment funds in the United States (such as pension, savings plan, long-term disability, etc.) and to monitor committee reports and recommendations regarding both U.S. and foreign affiliate employee benefit plans and funds.

  12. Administer the Board organization in the following areas:

    . Determine the size and constituency of the Board. (Recommendations from the Nominating Committee.)

    .  Fix the age limit for Board membership.

    .  Fill vacancies on the Board as authorized by the By-laws.
       (Recommendation from the Nominating Committee.)

    . Remove Board members for cause. (Recommendation from the Nominating Committee.)

    .  Appoint and abolish Board committees.

    .  Appoint the Chairman of the Board and Committee Chairmen.
       (Recommendation from the Chief Executive Officer.)

    . Define responsibilities of Board committees. (Recommendation from the Chief Executive Officer.)

    .  Recommend public accountants for approval by shareholders.
       (Recommendation from the Audit Committee.)

    .  Determine times and location of Board meetings.

    .  Determine locations and arrangements for shareholders' meetings.

    .  Establish compensation for Board and Committee service.
       (Recommendation by the Chief Executive Officer.)

    . Approve directorships in companies other than Heinz of all Heinz management employees.

    . Determine amount and type of liability insurance for Board members and officers and other key management employees. (Recommendations from the Chief Financial Officer and Chief Executive Officer.)

  13. Review this document of Board responsibilities biannually at a meeting following the Annual Meeting of Shareholders and make changes to meet the current requirements of the Company.

 QUALIFICATIONS FOR NOMINEE DIRECTORS (AS ADOPTED BY THE NOMINATING COMMITTEE
                               ON JUNE 10, 1992)

  Nominees should be selected on the basis of their business and professional experience and qualifications without discriminating on the basis of race, sex, creed, physical handicap or nationality. Candidates should be persons of substantial accomplishment who have demonstrated leadership in multinational companies or in government, finance, or higher education or who are able to provide company expertise, industry knowledge, or marketing acumen. Nominees should also represent all shareholders rather than special interest groups or any group of shareholders.

                                      LOGO

                              H.J. HEINZ COMPANY

          This Proxy is Solicited on Behalf of the Board of Directors

   ANTHONY J.F. O'REILLY, WILLIAM R. JOHNSON and LAWRENCE J. McCABE are, and each of them is, appointed and authorized to represent the undersigned at the Annual Meeting of Shareholders of H.J. Heinz Company to be held at Heinz Hall for the Performing Arts, located at 600 Penn Avenue, Pittsburgh, Pennsylvania on Tuesday, September 8, 1998, at 2:00 P.M., and at any adjournments thereof, and to vote the number of shares of Common Stock that the undersigned would be entitled to vote if personally present on all proposals coming before the meeting in the manner specified and on any other business that may properly come before the meeting.

Please Sign and Date on Reverse Side and Return the Proxy Card Promptly Using the Enclosed Envelope.



This Proxy when properly executed will be voted in the manner directed by the Shareholder. If no direction is given, this Proxy will be voted "FOR" the election of all nominees for election as directors and the election of auditors.


                           + FOLD AND DETACH HERE +

                                                            Please mark
                                                            your vote as   [X]
                                                            indicated on
                                                            this example


The Board of Directors recommends a vote FOR all nominees for Election as Directors.


1. Election of Directors

Nominees: A.J.F. O'Reilly, W.R. Johnson, W.P. Snyder III,
H.J. Schmidt, E.B. Sheldon, R.M. Cyert, S.C. Johnson,
D.R. Keough, S.D. Wiley, L.J. McCabe, D.R. Williams,
N.F. Brady, W.C. Springer, E.E. Holiday, P.F. Renne,
C.K. Bryan, J.M. Zimmerman, M.C. Choksi, L.S. Coleman, Jr.,
D.J. O'Neill and M. Ritchie.

INSTRUCTIONS:  To withhold authority for any individual nominee, write that nominee's name in the space provided below:


----------------------------------------------------------------------


            FOR all twenty one                    WITHHOLD
             nominees unless                     AUTHORITY
                otherwise                     to vote for all
                indicated.                       nominees.

                   [_]                              [_]


The Board of Directors recommends a vote FOR Item 2.

2. Election of Auditors.

          FOR                   AGAINST              ABSTAIN

          [_]                     [_]                  [_]


3. In their discretion, upon such other matters as may properly come before the meeting.



[_]  Please check here to request an admission ticket to the Meeting.



                       PLEASE SIGN AND DATE IN BOX BELOW

Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign the Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full name and title.



-----------------------------------------         ------------------------
Signature(s) and, if applicable, Title(s)                   Date



                           + FOLD AND DETACH HERE +

                              H.J. HEINZ COMPANY

          This Proxy is Solicited on Behalf of the Board of Directors

   ANTHONY J.F. O'REILLY, WILLIAM R. JOHNSON and LAWRENCE J. McCABE are, and each of them is, appointed and authorized to represent the undersigned at the Annual Meeting of Shareholders of H.J. Heinz Company to be held at Heinz Hall for the Performing Arts, located at 600 Penn Avenue, Pittsburgh, Pennsylvania on Tuesday, September 8, 1998, at 2:00 P.M., and at any adjournments thereof, and to vote the number of shares of Third Cumulative Preferred Stock, $1.70 First Series, that the undersigned would be entitled to vote if personally present on all proposals coming before the meeting in the manner specified and on any other business that may properly come before the meeting.

Please Sign and Date on Reverse Side and Return the Proxy Card Promptly Using the Enclosed Envelope.



This Proxy when properly executed will be voted in the manner directed by the Shareholder. If no direction is given, this Proxy will be voted "FOR" the election of all nominees for election as directors and the election of auditors.


                           + FOLD AND DETACH HERE +

                                                            Please mark
                                                            your vote as   [X]
                                                            indicated on
                                                            this example


The Board of Directors recommends a vote FOR all nominees for Election as Directors.


1. Election of Directors

Nominees: A.J.F. O'Reilly, W.R. Johnson, W.P. Snyder III,
H.J. Schmidt, E.B. Sheldon, R.M. Cyert, S.C. Johnson,
D.R. Keough, S.D. Wiley, L.J. McCabe, D.R. Williams,
N.F. Brady, W.C. Springer, E.E. Holiday, P.F. Renne,
C.K. Bryan, J.M. Zimmerman, M.C. Choksi, L.S. Coleman, Jr.,
D.J. O'Neill and M. Ritchie.

INSTRUCTIONS:  To withhold authority for any individual nominee, write that nominee's name in the space provided below:


----------------------------------------------------------------------


            FOR all twenty one                    WITHHOLD
             nominees unless                     AUTHORITY
                otherwise                     to vote for all
                indicated.                       nominees.

                   [_]                              [_]


The Board of Directors recommends a vote FOR Item 2.

2. Election of Auditors.

          FOR                   AGAINST              ABSTAIN

          [_]                     [_]                  [_]


3. In their discretion, upon such other matters as may properly come before the meeting.



[_] Please check here to request an admission ticket to the Meeting.



                       PLEASE SIGN AND DATE IN BOX BELOW

Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign the Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full name and title.



-----------------------------------------         ------------------------
Signature(s) and, if applicable, Title(s)                   Date



                           + FOLD AND DETACH HERE +